UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2012

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 8, 2012, Spectrum Brands, Inc., a Delaware corporation (“Spectrum Brands”), entered into an Acquisition Agreement (the “Acquisition Agreement”), with Stanley Black & Decker, Inc., a Connecticut corporation (“Seller”), pursuant to which Spectrum Brands will acquire the residential hardware and home improvement business of Seller (the “Acquisition”).

The Acquisition includes the purchase by Spectrum Brands of shares of certain subsidiaries of Seller involved in, and assets of Seller and its subsidiaries primarily used or held for use in connection with, the operation or conduct of Seller’s hardware and home improvement business (the “HHI Business”). The Acquisition will also include the purchase by Spectrum Brands of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan corporation (“TLM Taiwan”) involved in the production of residential locksets (the “TLM Residential Business”). Seller is currently in the process of completing the acquisition of all of the issued and outstanding shares of TLM Taiwan.

At the First Closing (as described below), Spectrum Brands will pay to Seller a purchase price of $1.3 billion in cash to acquire the HHI Business, subject to adjustment for: (i) the net working capital of the HHI Business as of the First Closing, relative to a specified working capital target, and (ii) indebtedness of the HHI Business, net of certain cash and cash equivalents, as of the First Closing. At the Second Closing (as described below), Spectrum Brands will pay to Seller a purchase price of $100 million to acquire the TLM Residential Business, subject to adjustment for indebtedness of the TLM Residential Business, net of certain cash and cash equivalents, as of the Second Closing. The purchase price for the TLM Residential Business, less any expected net debt of the TLM Residential Business, will be placed in an escrow account at the First Closing.

The consummation of the Acquisition will take place in two separate closings. The first closing (the “First Closing”) will involve the acquisition by Spectrum Brands of the HHI Business and is subject to certain conditions, including among others, required regulatory approvals, obtaining certain third party consents and other customary closing conditions. The second closing (the “Second Closing” and collectively with the First Closing, the “Closings”) will involve the acquisition by Spectrum Brands of the TLM Residential Business. The Second Closing will be subject to the completion of the First Closing and is subject to certain additional conditions, including among others, required regulatory approvals, the consummation of the acquisition by Seller of all of the issued and outstanding shares of TLM Taiwan and other customary closing conditions.

The Acquisition Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains (i) customary representations and warranties of the parties (which have been qualified by confidential disclosures made to Spectrum Brands in connection with the Acquisition Agreement), including, among others: corporate organization, corporate authority and absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, real property, outstanding litigation, insurance and certain material and interested party contracts, (ii) covenants of Seller to conduct the

HHI Business and TLM Residential Business in the ordinary course until the Acquisition is completed and (iii) covenants not to take certain actions during this interim period.

The Acquisition Agreement also provides for a bilateral indemnification following each Closing by Spectrum Brands and Seller, with respect to certain representations and warranties, breaches of covenants, post- and pre-closing taxes and certain specified matters, which in each case are subject to specified limitations on the amount of indemnifiable damages and the survival period in which a claim may be made.

The Acquisition Agreement contains certain termination rights for each of Seller and Spectrum Brands. The Acquisition Agreement provides that, upon termination of the Acquisition Agreement under specified circumstances relating to a debt financing failure, Spectrum Brands would be required to pay Seller a reverse termination fee of $56 million, and in the event the debt financing is available at the First Closing and Spectrum Brands does not effect the First Closing or is otherwise unwilling to close, Seller may terminate the Acquisition Agreement and Spectrum Brands would be required to pay Seller a reverse termination fee of $78 million. In the event of a willful breach by either party of its representations, warranties, covenants or agreements under the Acquisition Agreement that results in a failure of a closing condition at or prior to the First Closing, the breaching party is required to pay to the non-breaching party a termination fee (or reverse termination fee, as the case may be) of $78 million upon termination of the Acquisition Agreement by the non-breaching party. Pursuant to the Acquisition Agreement, in the event of a willful and material breach by Spectrum Brands of its representations, warranties, covenants or agreements under the Acquisition Agreement (to the extent relating to the Second Closing) at or prior to the Second Closing, Spectrum Brands is required to pay to Seller a reverse termination fee of $6 million. In addition, Seller is required to pay Spectrum Brands a termination fee of $75 million in the event that the Second Closing fails to occur for any reason (other than as a result of a breach of the Acquisition Agreement by Spectrum Brands that leads to a failure of a condition to the Second Closing). In addition, subject to certain limitations, either party may terminate the Acquisition Agreement if the First Closing is not consummated by April 8, 2013 and either party may terminate the provisions of the Acquisition Agreement relating to the Second Closing if the Second Closing is not consummated by April 8, 2013 (except that in the event the parties are in the process of obtaining required regulatory approvals and all other conditions have been satisfied, such termination date may be extended by either party by 90 days (to the extent that such party’s breach was not the cause of such required regulatory approvals not being obtained at such time)).

The Acquisition Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Acquisition Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Acquisition Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, Spectrum Brands. Investors are not third-party beneficiaries under the

Acquisition Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Spectrum Brands, Seller or any of their respective subsidiaries or affiliates. The assertions embodied in the representations and warranties of Spectrum Brands are qualified by information contained in the confidential disclosure schedules Spectrum Brands delivered in connection with signing the Acquisition Agreement as well as by information contained in certain of Spectrum Brands’ public filings. Information concerning the subject matter of such representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Acquisition Agreement is only a summary, does not purport to be complete and its qualified in its entirety by reference to the full text of the Acquisition Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Debt Commitments

Spectrum Brands has obtained debt financing commitments for approximately $1.84 billion to fund the Acquisition and refinance a portion of Spectrum Brands’ existing indebtedness.

Deutsche Bank AG New York Branch and Barclays Bank PLC (collectively, the “Term Lenders”) have committed to provide a $800 million senior secured term loan facility, and Deutsche Bank AG Cayman Islands Branch and Barclays Bank PLC (collectively, the “Bridge Lenders” and, together with the Term Lenders, the “Spectrum Lenders”) have committed to provide a $1,040 million senior unsecured bridge loan facility to Spectrum Brands, on terms and subject to the conditions set forth in the debt commitment letter dated October 8, 2012 (the “Debt Commitment Letter”). It is expected that prior to the consummation of the acquisition of the HHI Business at the First Closing, Spectrum Brands will issue and sell senior unsecured notes indebtedness to third-party investors in lieu of a portion or all of the drawings under the senior unsecured bridge loans. The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including, without limitation, (i) that since December 31, 2011 through the date of the Acquisition Agreement (except as set forth in the schedules attached to the Acquisition Agreement), and since the date of the Acquisition Agreement, there has not been a Material Adverse Effect (as defined in the Debt Commitment Letter in a manner similar to the definition of “Material Adverse Effect” in the Acquisition Agreement) with respect to the HHI Business, (ii) with respect to the TLM Residential Business, Seller shall not have knowledge of any facts or events that would result in a Material Adverse Effect since December 31, 2011 through the date on which the acquisition of the HHI Business is consummated, (iii) the execution and delivery of definitive documentation with respect to the debt facilities consistent with the Debt Commitment Letter (including specified documentation standards), (iv) the accuracy of certain specified representations and warranties in the loan documents and in the Acquisition Agreement, (v) consummation of the acquisition of the HHI Business substantially in accordance with the terms and conditions of the Acquisition Agreement concurrently with the initial funding of the debt facilities, (vi) delivery of certain customary closing documents (including, among others, a customary solvency certificate) and certain financial statements of the HHI Business, (vii) payment of applicable costs, fees and expenses and (viii) with respect to the senior unsecured notes offering, the receipt of a customary offering memorandum. The final termination date for the Debt Commitment Letter is no later than April 9, 2013.

The proceeds of the debt financings will be used (1) to repay certain indebtedness of Spectrum Brands at the First Closing, which at October 8, 2012 was approximately $370 million, (2) to fund the cash consideration for the Acquisition (including escrowing a portion thereof for the acquisition of the TLM Residential Business at the Second Closing) and (3) to pay fees and expenses in connection with the Acquisition and debt financing.

Forward Looking Statements

Certain matters discussed in this report, including statements regarding the Acquisition, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this report. Actual results may differ materially as a result of (1) Spectrum Brands ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) the inability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and its acquired companies, including HHI, FURminator, Russell Hobbs and other acquisitions, (3) changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands’ ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K for Spectrum Brands or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and  management's reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Acquisition Agreement, dated as of October 8, 2012 between Spectrum Brands, Inc. and Stanley Black & Decker, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Titleo: Secretary and General Counsel

Dated:  October 12, 2012